CONSECO FUND GROUP

                               Multiple Class Plan
                              Pursuant to Rule 18f-3

         WHEREAS, Conseco Fund Group, a Massachusetts business trust (the Trust ), intends to engage in business as an open-end management investment company and has filed a registration statement on Form N-1A with the Securities and Exchange Commission;

         WHEREAS, the Trust is authorized to and will issue shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust s series together with all other such series subsequently established by the Trust referred to herein individually as a Series and collectively as the Series );

         WHEREAS, the Trust is authorized to and has divided the shares of each Series into classes, and has currently designated two classes: Class A Shares and Class Y Shares ; and

         WHEREAS, the Trustees of the Trust, including the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (the Act )) (the Non-Interested Trustees ), after having been furnished and having evaluated information reasonably necessary to evaluate this Multiple Class Plan (the Plan ), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Trust as a whole.

         NOW, THEREFORE, the Trust hereby adopts this Plan, effective the date hereof, in accordance with Rule 18f-3 under the Act.

   Section 1. Class Differences. Each class of shares of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and shall have identical voting, dividend, liquidation, and other rights, preferences, powers, r e s trictions, limitations, qualifications and terms and conditions, and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class; (iii) such differences relating to eligible investors as may be set forth in the prospectus and statement of additional information of each Series, as the same may be amended or supplemented from time to time (each a Prospectus and SAI and collectively, the Prospectus and SAI ); (iv) the designation of each class of shares; and (v) conversion features, if any.

   Section 2.  Distribution  and  Service  Arrangements.    Class A Shares and
               Class  Y  Shares  of  each Series shall differ in the manner in





               which such shares are distributed and in the services provided to shareholders of each such class as follows:

         (a)   Class A Shares:

               (i) Class A Shares shall be sold to individual investors at net asset value subject to a front-end sales charge as set forth in the Prospectus and SAI;

               (ii) Class A Shares shall be subject to an annual service fee ( Service Fee ) pursuant to a Plan of Distribution and Service Pursuant to Rule 12b-1 (the 12b-1 Plan ) not to exceed 0.25 of 1% of the average daily net assets of the Series allocable to Class A Shares, which, as set forth in the Prospectus, SAI, and the 12b-1 Plan, may be used to compensate certain authorized dealers for providing ongoing account services to shareholders of Class A Shares;

               (iii) Class A Shares shall be subject to an annual distribution fee ( Distribution Fee ) pursuant to the 12b-1 Plan which, as set forth in the Prospectus, SAI and the 12b-1 Plan, will be used to reimburse Conseco Equity Sales, Inc., the Trust s distributor, for certain expenses incurred in the distribution of Class A Shares of the Trust. The sum of the Distribution Fee and the Service Fee shall not exceed 0.35 of 1%, of average daily net assets of the Series allocable to Class A Shares; and

               (iv) Class A Shares shall not be subject to a contingent-deferred sales charge.

         (b)   Class Y Shares:

               (i) Class Y Shares shall be sold to institutional investors at net asset value without a front-end sales charge subject to an initial minimum purchase payment of $500,000;

               (ii)  Class Y Shares shall not be subject to a Service Fee;

               (iii) Class Y Shares shall not be subject to a Distribution Fee; and

               (iv) Class Y Shares shall not be subject to a contingent-deferred sales charge.

   Section 3.  Allocation of Income, Expenses, Gains and Losses

         (a)   Investment  Income,  and  Realized  and  Unrealized  Gains  and
               Losses. The daily investment income, and realized and unrealized gains and losses, of a Series will be allocated to

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               each  class  of shares based on each class  relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day s capital share transactions.

         (b) Series Level Expenses. Expenses that are attributable to a Series, but not a particular class thereof ( Series level expenses ), will be allocated to each class of shares based on each class relative percentage of the total value of shares outstanding of the Series at the beginning of the day, after such net assets are adjusted for the prior day s capital share transactions. Series level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Series that are not class level expenses (as defined below) shall be Series level expenses, including but not limited to advisory fees, custodial fees, share registration expenses, and shareholder reporting expenses.

         (c) Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class shares, or to services provided to the shareholders of a class, as set forth in
               Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that  are unique to a class of shares in either form or amount.
                 Class  level  expenses  shall include, but not be limited to,
               12b-1 Plan Service Fees, 12b-1 Plan Distribution Fees, expenses associated with the addition of share classes to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, Trustees fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares, and transfer agency fees and expenses.

         (d) Fee Waivers and Expense Reimbursements. On a daily basis, if the Series level expenses and the class level expenses (not including 12b-1 Plan payments) exceed the daily expense cap, if any, for the Series, an appropriate waiver/reimbursement will be made to the Series. The amount of such reimbursement to each class will be in an amount such that the expenses of the class with the highest expense ratio (excluding Service Fees and Distribution Fees) will be equal to the daily expense cap after reimbursement. The expense reimbursement will be allocated to each class of shares based on each class relative percentage of the total value of shares outstanding of the Series as the beginning of the day, after such net assets are adjusted for the prior day s capital share transactions.

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   Section 4.  Exchange  Privilege.    Shares  of  a  class of a Series may be
               exchanged only for shares of the same class of another Series, or for shares of the Federated Money Market Fund, as set forth in the Prospectus and SAI.

   Section 5.  Term and Termination.

         (a) The Series. This Plan shall become effective with respect to each Series on the date hereof, and shall continue in effect with respect to such Class A and Class Y Shares of each such Series until terminated in accordance with the provisions of
               Section 5(c) hereof.

         (b) Additional Series or Classes. This Plan shall become effective with respect to any class of shares of a Series other than Class A or Class Y and with respect to each additional Series or class thereof established by the Trust after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional Series or class by votes of a majority of both (i) the Trustees of the Trust, and (ii) the Non-Interested Trustees, cast at a meeting held before the initial public offering of such additional Series or classes thereof), and shall continue in effect with respect to each such additional Series or class until terminated in accordance with provisions of Section 5(c) hereof. An addendum setting forth such specific and different terms of such additional Series or classes shall be attached to or made part of this Plan.

         (c) Termination. This Plan may be terminated at any time with respect to the Trust or any Series or class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Non-Interested Trustees. The Plan may remain in effect with respect to the Trust or any Series or class thereof even if it has been terminated in accordance with this Section 5(c) with respect to any other Series or class of the Trust.

   Section 6. Amendments. Except as set forth below, any material amendment to this Plan affecting the Trust or Series or class thereof shall require the affirmative vote of a majority of both the Trustees of the Trust and the Non-Interested Trustees that the amendment is in the best interests of each class of each Series individually and each Series as a whole.

   Dated: December 5, 1996







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